Nicor Inc.
Form 10-K
Exhibit 10.71

FIRST AMENDMENT
TO
NICOR INC. DIRECTORS’ STOCK VALUE PLAN

This is the First Amendment (“First Amendment”) to Nicor Inc. Directors’ Stock Value Plan as amended and restated effective January 1, 2008 (the “Plan”).

WHEREAS, the Board of Directors of Nicor Inc. (the “Company”), at its meeting on November 18, 2010, adopted an amendment to the Plan to increase the annual Award granted to each Eligible Director from the Fair Market Value of 1,200 shares of common stock of the Company to the Fair Market Value of 1,500 shares of common stock of the Company effective with the Plan Year that begins in calendar year 2011.

NOW THEREFORE, the Plan is hereby amended as follows:

1.           The first sentence of Section 2.1(a) of the Plan is amended by deleting “1,200” and replacing it with “1,500”.

2.           Section 2.2(a) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

“The term ‘Award’ shall mean the Fair Market Value of 1,500 shares of Stock, or such prorated amount as determined under Section 2.1(b) granted to an Eligible Director.”

3.           This First Amendment is first effective with respect to Awards granted for the Plan Year that begins in calendar year 2011.

4.           Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Plan.

5.           Except as expressly amended by this First Amendment, the Plan remains in full force and effect in accordance with its original terms.